UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549



                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934




  Date of report (Date of earliest event reported):  October 24, 2003




                           EC PARTNERS, L.P.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




     Delaware               0-19245                    58-1809884
-----------------     ------------------------     --------------------
(State or other       (Commission File Number)     (IRS Employer
jurisdiction of                                    Identification No.)
incorporation
or organization)




900 N. Michigan Avenue., Chicago, IL                 60611
----------------------------------------           ---------
(Address of Principal Executive Offices)           (Zip Code)




Registrant's telephone number, including area code:  312/440-4800




                                  N/A
    --------------------------------------------------------------
    (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS

     EC Partners, L.P., formerly known as Arvida/JMB Partners, L.P.-II (the "Partnership"), was named a defendant in a lawsuit filed on January 11, 1996 in the Circuit Court in and for the Eighteenth Judicial Circuit, Seminole County, Florida entitled Land Investment I, Ltd., Heathrow Land & Development Corporation, Heathrow Shopping Center Associates and Paulucci Investments v. Arvida/JMB Managers-II, Inc., Arvida/JMB Partners, L.P.-II, Arvida Company and JMB Realty Corporation, Case No. 96-62-CA-15E. The complaint, as amended, included counts for breach of the management agreement, fraud in the inducement and conspiracy to commit fraud in the inducement, breach of the Heathrow partnership agreement and constructive trust in connection with the purchase and management of the Heathrow development. Plaintiffs sought, among other things, unspecified compensatory damages, punitive damages, prejudgment interest, attorneys' fees, costs, and such other relief as the Court deemed appropriate.

     On June 24, 1999, the Court granted partial summary judgment in favor of the plaintiffs against Arvida Company, finding that Arvida Company owed plaintiffs a fiduciary duty as a broker and advisor under the management agreement. The ruling did not reach the issue of the statute of limitations defense nor whether any such duties were owed in connection with the Partnership's acquisition of an interest in the Heathrow development through the Heathrow partnership.

     At a pretrial mediation held on October 18, 2003, the parties entered into a settlement agreement resolving the entire case in consideration of the payment of $3.25 million made on behalf of all of the defendants. The general partner of the Partnership agreed to contribute $1.95 million to the settlement payment. Mutual general releases were entered into between the parties to resolve this matter and a related claim that the Partnership brought against the plaintiffs and the cases were dismissed with prejudice on October 24, 2003.

     As a result of the dismissal of these actions, the Partnership has resolved all litigation in which it has been involved. The Partnership has been terminated for Federal income tax purposes since 1997 and intends to file a certificate for the cancellation of its certificate of limited partnership with the Secretary of State of the State of Delaware (and file with the Commission a Form 15 to terminate the registration of its Interests) by the end of 2003.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)   Financial Statements of Business Acquired

           Not applicable


     (b)   Pro Forma Financial Information

           Not applicable


     (c)   Exhibits

           Not applicable

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                            EC PARTNERS, L.P.

                            BY:   EC Managers, Inc.
                                  (The General Partner)




                                  By:  GAILEN J. HULL
                                       Gailen J. Hull, Vice President








Date:  December 18, 2003